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                                                                   EXHIBIT 10.15

                       FORM OF INDEMNIFICATION AGREEMENT

     INDEMNIFICATION AGREEMENT dated as of March 13, 1998, by and between Inland Northwest Corporation, a Washington corporation ("INWC"), and Cavanaughs Hospitality Corporation, a Washington corporation (the "Company"), and the holders of the Company's Common Stock, par value $.01 per share ("Common Stock") on the date of the Spin-Off (as defined below) ("Pre-IPO Shareholders").

                              W I T N E S S E T H:

     WHEREAS, the Company intends to engage in an initial public offering ("IPO") of its Common Stock pursuant to an Underwriting Agreement, dated March ___, 1998 (the "Underwriting Agreement"), by and between the Company and CIBC Oppenheimer Corp. and NationsBanc Montgomery Securities LLC, as representatives of the Underwriters (the "Representatives");

     WHEREAS, in November 1997, in contemplation of the IPO, the Company contributed certain assets unrelated to its core hospitality business to INWC, which was, at the time, a wholly-owned subsidiary of the Company, and distributed all of the capital stock of INWC, and another wholly-owned subsidiary of the Company, the Huckleberry Bay Company, to the Pre-IPO Shareholders (the "Spin-Off"), in a transaction intended to qualify as a Tax-Free Spin-Off (as hereinafter defined); and

     WHEREAS, in contemplation of the IPO, INWC is willing to indemnify the Company for any tax liability it may incur as a result of any failure of the Spin-Off to qualify, and, subject to certain limited exceptions, continue to be qualified, as a Tax-Free Spin-Off, and the Company and the Pre-IPO Shareholders are willing to set up certain procedures to ensure the tax-free treatment and qualification of the Spin-Off.

     NOW, THEREFORE, in consideration of the premises, and the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:
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     1.   If, other than (i) because of actions taken by the Company that are approved by a majority of the Independent Directors of the Company after completion of the IPO; or (ii) as a result of the Pre-IPO Shareholders transferring shares which do not cause the collective aggregate number of shares held at any given time by the Pre-IPO Shareholders to fall below 6,809,253 shares of Common Stock in the aggregate (provided that such transfers are transferred in accordance with paragraph 3 hereof), it is ultimately determined that the Spin-Off did not qualify, or does not qualify in the future, for Tax-Free Status, and as a result the Company incurs any Spin-Off Tax Liabilities as a result of the Spin-Off, INWC will pay to the Company an amount such that the amount received by the Company, net of any taxes payable with the respect to the payments from INWC, is equal to the Tax Cost of the Spin-Off.

     2. For purposes of this agreement, the following terms will have the meanings set forth below:

               "Tax Cost" means (i) the Aggregate Spin-Off Tax Liabilities; and
(ii) all accounting, legal and other professional fees, and court costs incurred in connection with any settlement, final determination, judgement or other determination with respect to such Aggregate Spin-Off Tax Liabilities.

               "Taxing Jurisdiction" means the United States and every other government or governmental unit having jurisdiction to tax the Company or INWC.

               "Spin-Off Tax Liabilities," with respect to any Taxing Jurisdiction, means all taxes, interest and penalties actually paid to such Taxing Jurisdiction that would not have been paid if the Spin-Off qualified for Tax-Free Status.

               "Aggregate Spin-Off Tax Liabilities" means the sum of the Spin-Off Tax Liabilities with respect to each Taxing Jurisdiction.

               "Tax-Free Status" means the qualification of the Spin-Off (i) as a transaction described in Section 355 (a)(1) of the Code, (ii) as a transaction in which the stock which is distributed is qualified property for purposes of
Section 355 (c)(2) of the Code, and (iii) as a transaction in which the Company recognizes no income or gain other than inter-company items or excess loss accounts taken into account pursuant to the Treasury Regulations promulgated pursuant to Section 1502 of the Code

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          Except as otherwise required by law, in filing its tax returns for the year in which the Spin-Off date falls, the Company will treat the Spin-Off as not resulting in recognition of gain to the Company. If the Company becomes aware during an examination of its Federal corporate income tax return, or any state income, franchise or similar tax return, for the taxable year in which the Spin-Off date falls that the agent conducting the examination is seriously considering asserting that the Spin-Off did not qualify for Tax-Free Status and therefore (or for any other reason) the Company and its subsidiaries may incur Spin-Off Tax Liabilities, the Company will (i) promptly notify INWC of this fact, (ii) to the extent reasonably practicable, segregate the issue of whether the Spin-Off qualified for Tax-Free Status from other issues being examined,
(iii) permit INWC to control the tax examination in so far as it relates to that issue and any administrative or judicial appeals relating to the issue
(including whether to settle the issue or to appeal from an adverse determination with regard to the issue) and (iv) cooperate with INWC in all reasonable respects in INWC's efforts to establish that the Spin-Off qualified for Tax-Free Status and because of that (or for any other reason) the Company and its subsidiaries are not required to recognize income or gain because of the Spin-Off.

     3.   Each of the Pre-IPO Shareholders hereby agrees as follows:

     (a) From the date hereof until November 2, 1999 (the "Termination Date"), all shares of Common Stock and share certificates owned by the Pre-IPO Shareholders shall be held by the Secretary of the Company, or such other Company officer as may be designated by the Independent Directors of the Company;

     (b) Until the Termination Date, all transfers of shares of Common Stock by the Pre-IPO Shareholders must be approved by a majority vote of the Directors of INWC, shall not cause a reduction in the collective aggregate ownership by the Pre-IPO Shareholders of shares of Common Stock to be less than 6,809,253 shares, and shall be based upon current and foreseeable needs of the Pre-IPO Shareholders.

     4. Anything in this Agreement to the contrary notwithstanding, the issuance of options to purchase shares of Common Stock to Pre-IPO Shareholders and of options to purchase up 275,000 shares of Common Stock to persons who are not Pre-IPO Shareholders, that can be

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exercisable on or prior to November 2, 1999, pursuant to the Company's stock option plans, shall not be an "action taken by the Company" under section 1(i) of this Agreement .

     5. The provisions and restrictions contained in this agreement and the separate Lock-up Agreements that are being delivered by certain of the Pre-IPO Shareholders to the Representatives pursuant to the Underwriting Agreement shall operate independently of each other such that a restriction, or other term or provision in one agreement shall be binding upon the parties thereto, regardless of whether such restriction, or other term or provision is contained in another agreement.

     6. This Agreement may not be modified, amended, or terminated except by agreement of the parties hereto and the majority approval of the Independent Directors of the Company.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Pre-IPO Shareholders:                    Inland Northwest Corporation


------------------------------           ----------------------------------
Donald K. Barbieri                       Name:  Donald K. Barbieri
                                         Title:  President

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Barbieri Revocable Trust                 Cavanaughs Hospitality Corporation
Name:  Kathryn K. Barbieri
Title: Trustee


------------------------------           by
Ann Barbieri and David Bell                 --------------------------------
                                         Name:  Donald K. Barbieri
                                         Title: President
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David M. Barbieri


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DKB & HHB Unity Trust
Name:  Donald K. Barbieri
Title: Trustee

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Stephen K. Barbieri


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Mark E. Barbieri


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Mary Kay Barbieri


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Thomas M. Barbieri


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Richard L. Barbieri


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Janice McAvoy

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